Exhibit 99.1

Tidewater Reports First Quarter Results For Fiscal 2007

NEW ORLEANS, July 27, 2006 – Tidewater Inc. (NYSE:TDW) announced today first quarter net earnings for the period ended June 30, 2006, of $71.4 million, or $1.23 per common share, on revenues of $269.8 million. For the same quarter last year, net earnings were $28.9 million, or $.50 per common share, on revenues of $192.2 million. The immediately preceding quarter ended March 31, 2006, had earnings of $64.7 million, or $1.11 per common share, on revenues of $246.5 million.

As previously announced, Tidewater will hold a conference call to discuss June quarterly earnings on Thursday, July 27, 2006 at 9:00 a.m. CDST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 11:00 a.m. CDST on July 28, 2006, and will continue until 11:59 p.m. CDST on July 29, 2006. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 2221089.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until August 27, 2006.

Tidewater Inc. owns over 515 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Joe Bennett - (504) 566-4506

Financial information is displayed on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	June 30, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$224,298	246,109
Trade and other receivables, net	258,654	237,428
Marine operating supplies	42,295	41,181
Other current assets	9,959	4,325

Total current assets	535,206	529,043

Investments in, at equity, and advances to unconsolidated companies	24,025	34,308
Properties and equipment:
Vessels and related equipment	2,480,799	2,457,947
Other properties and equipment	50,177	50,205

	2,530,976	2,508,152
Less accumulated depreciation and amortization	1,149,400	1,134,425

Net properties and equipment	1,381,576	1,373,727

Goodwill	328,754	328,754
Other assets	79,668	98,708

Total assets	$2,349,229	2,364,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	94,470	97,265
Accrued property and liability losses	7,111	7,223
Other current liabilities	18,214	11,266

Total current liabilities	119,795	115,754

Long-term debt	300,000	300,000
Deferred income taxes	177,177	175,267
Accrued property and liability losses	20,376	21,732
Other liabilities and deferred credits	94,083	92,666
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 58,348,424 shares at June and 60,310,164 shares at March	5,835	6,031
Other stockholders’ equity	1,631,963	1,653,090

Total stockholders’ equity	1,637,798	1,659,121

Total liabilities and stockholders’ equity	$2,349,229	2,364,540

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Three Months Ended June 30,
	2006	2005
Revenues:
Vessel revenues	$258,685	185,392
Other marine revenues	11,135	6,775

	269,820	192,167

Costs and expenses:
Vessel operating costs	119,762	106,210
Costs of other marine revenues	9,914	4,590
Depreciation and amortization	27,797	26,337
General and administrative	23,692	19,259
Gain on sales of assets	(2,713)	(1,634)

	178,452	154,762

	91,368	37,405
Other income (expenses):
Foreign exchange gain (loss)	(769)	608
Equity in net earnings of unconsolidated companies	2,449	2,167
Minority interests	20	(23)
Interest and miscellaneous income	4,777	1,205
Interest and other debt costs	(2,580)	(2,362)

	3,897	1,595

Earnings before income taxes	95,265	39,000
Income taxes	23,816	10,140

Net earnings	$71,449	28,860

Basic earnings per common share	$1.25	.50

Diluted earnings per common share	$1.23	.50

Weighted average common shares outstanding	57,296,433	57,230,937
Incremental common shares from stock options	711,830	351,098

Adjusted weighted average common shares	58,008,263	57,582,035

Cash dividends declared per common share	$.15	.15

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,
	2006	2005
Net cash provided by operating activities	$98,337	34,308

Cash flows from investing activities:
Proceeds from sales of assets	7,021	3,210
Additions to properties and equipment	(40,108)	(43,874)
Repayments of advances to unconsolidated companies	9,496	—
Other	259	—

Net cash (used in) investing activities	(23,332)	(40,664)

Cash flows from financing activities:
Debt borrowings	5,000	30,000
Principal payments on debt	(5,000)	(15,000)
Proceeds from issuance of stock options	3,263	116
Cash dividends	(8,728)	(8,629)
Stock repurchases	(91,351)	—
Other	—	(364)

Net cash (used in) provided by financing activities	(96,816)	6,123

Net change in cash and cash equivalents	(21,811)	(233)
Cash and cash equivalents at beginning of period	246,109	15,376

Cash and cash equivalents at end of period	$224,298	15,143

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$125	889
Income taxes	$7,404	5,662

4